UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2015, the Board of Directors of Perry Ellis International, Inc., a Florida corporation (the “Company”), approved and adopted the Fourth Restated Articles of Incorporation of the Company. The sole purpose of the adoption of the Fourth Restated Articles of Incorporation is to correct an error in the Third Restated Articles of Incorporation which had been adopted by the Board on December 2, 2014 and filed with the Florida Secretary of State on December 5, 2014. Other than such correction, which is discussed below, there are no other differences between the Third Restated Articles of Incorporation and the Fourth Restated Articles of Incorporation.

The Third Restated Articles of Incorporation, which was intended to solely restate and integrate previous amendments to the Company’s Articles of Incorporation that had been approved by the shareholders, had inadvertently included a new Article XII in the Articles of Incorporation notwithstanding the fact that the Company’s shareholders had not approved this amendment to the Articles of Incorporation when it was submitted for shareholder approval at the Company’s annual meeting of shareholders held on June 17, 2003. The Fourth Restated Articles of Incorporation filed herewith corrects the error by deleting Article XII.

On February 6, 2015, the Company submitted the Fourth Restated Articles of Incorporation for filing with the Florida Secretary of State. A copy of the Fourth Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits.

3.1	Fourth Restated Articles of Incorporation of Perry Ellis International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: February 6, 2015	By:	/s/ Cory Shade
Cory Shade, SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Restated Articles of Incorporation of Perry Ellis International, Inc.